UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 9, 2021 (November 3, 2021)

CytoDyn Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-49908	83-1887078
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1111 Main Street, Suite 660

Vancouver, Washington 98660

(Address of principal executive offices, including zip code)

(360) 980-8524

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

CytoDyn Inc., a Delaware corporation (the “Company”), is providing this disclosure under Item 3.02 because, as of November 3, 2021, its unregistered sales of equity securities, in the aggregate, since October 12, 2021, exceeded 1% of the shares of its common stock, par value $0.001 per share (the “Common Stock”), outstanding as of September 30, 2021.

From October 22 through November 9, 2021, the Company issued in a private placement to accredited investors a total of approximately 3.1 million shares of its Common Stock, together with warrants to purchase a total of approximately 0.8 million shares of Common Stock at exercise prices ranging from $1.10 to $1.25 per share. The securities were issued with a combined purchase price ranging from $1.10 to $1.25 per fixed combination of one share of Common Stock and one quarter of one warrant to purchase one share of Common Stock, for total gross proceeds to the Company of approximately $3.5 million. The warrants have a five-year term and are immediately exercisable. Copies of the forms of warrant and subscription agreement were filed as Exhibits 4.1 and 10.1, respectively, to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on September 7, 2021. The foregoing summary of the terms of the forms of warrant and subscription agreement is subject to, and qualified in its entirety by, such documents.

The representations, warranties and covenants contained in the subscription agreements were made solely for the benefit of the parties to the subscription agreements. In addition, such representations, warranties and covenants (i) are intended as a way of allocating the risk between the parties to the subscription agreements and not as statements of fact, and (ii) may apply standards of materiality that are different from what may be viewed as material by stockholders of, or other investors in, the Company. Accordingly, the subscription agreements only provide information to investors regarding the terms of the private placement, and do not provide investors with any other factual information regarding the Company. Stockholders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts regarding or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of each subscription agreement, which subsequent information may or may not be fully reflected in public disclosures.

The Company relied on the exemption provided by Rule 506 of Regulation D and Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), for the sales of securities to accredited investors in the private placement.

On October 21, 2021, in partial satisfaction of the October 2021 Debt Reduction Amount, the Company and the April 2, 2021 Note holder entered into an exchange agreement, pursuant to which the April 2, 2021 Note was partitioned into a new note (the “October 2021 Partitioned Note”) with a principal amount of $2.5 million. The outstanding balance of the April 2, 2021 Note was reduced by the October 2021 Partitioned Note. The Company and the investor exchanged the October 2021 Partitioned Note for approximately 2.2 million shares of Common Stock. The Company and the investor agreed to defer the remaining $2.5 million October 2021 debt redemption amount. The Company relied on the exemption from registration afforded by Section 3(a)(9) of the Securities Act for the exchange transaction described above.

On November 3, 2021, in partial satisfaction of the November 2021 Debt Reduction Amount, the Company and the April 2, 2021 Note holder entered into an exchange agreement, pursuant to which the April 2, 2021 Note was partitioned into a new note (the “November 2021 Partitioned Note”) with a principal amount of $2.0 million. The outstanding balance of the April 2, 2021 Note was reduced by the November 2021 Partitioned Note. The Company and the investor exchanged the November 2021 Partitioned Note for approximately 2.1 million shares of Common Stock. The Company relied on the exemption from registration afforded by Section 3(a)(9) of the Securities Act for the exchange transaction described above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CYTODYN INC.

Date: November 9, 2021	By:	/s/ Antonio Migliarese
Antonio Migliarese Chief Financial Officer